UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On August 26, 2009, the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved an amendment to the employment agreement with David G. Maffucci, the Chief Financial Officer of the Company. The amendment to Mr. Maffucci’s employment agreement reduces the period that Mr. Maffucci must have completed employment with the Company prior to being eligible to receive severance and other benefits in connection with a termination of employment (i) by the Company other than for Cause (as defined in the employment agreement) or (ii) by Mr. Maffucci for Good Reason (as defined in the employment agreement) from six months to three months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: September 1, 2009	By:	/s/ David G. Maffucci
	Name:	David G. Maffucci
	Title:	Executive Vice President and Chief Financial Officer